UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 21, 2013

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 21, 2013, the Company and Stephen J. Donaghy entered into an employment agreement, effective as of February 22, 2013 (“Donaghy Agreement”). The Donaghy Agreement provides that Mr. Donaghy will serve as the Company’s Chief Administrative Officer and perform all duties commensurate with such position and report to the Chief Executive Officer and Chief Operating Officer.

The Donaghy Agreement is effective through December 31, 2014, unless terminated in accordance with its terms. During the term, Mr. Donaghy will receive an annual base salary of $750,000, which will be increased by 7.25% on January 1, 2014. Mr. Donaghy will also receive an annual performance bonus of 1.5% of the Company’s after-tax profits, subject to the Company’s shareholders approving the bonus formula at the Company’s 2013 annual meeting of shareholders. Mr. Donaghy will receive a total of 300,000 restricted shares of Company common stock in two separate grants vesting through December 31, 2015. Mr. Donaghy’s receipt of such shares is subject to his continued employment through the applicable grant and vesting dates.

Mr. Donaghy will also receive health and welfare benefits, an automobile allowance, annual vacation of up to twenty-one (21) business days per year, and reimbursement for travel and related expenses.

In the event that, in connection with a change in control of the Company during the term of the Donaghy Agreement, Mr. Donaghy is involuntarily terminated without cause or resigns for good reason within 24 months after such change in control, the Company will be obligated to pay Mr. Donaghy a lump sum cash amount equal to 24 months’ base salary. Such amounts are subject to adjustment pursuant to certain sections of the Internal Revenue Code. Further, in the event of a change in control, all options held by Mr. Donaghy vest and become immediately exercisable.

The Donaghy Agreement includes confidentiality, non-disparagement, non-solicitation and non-competition provisions that will apply for at least one year following termination of Mr. Donaghy’s employment and other customary provisions.

Mr. Donaghy, age 48, has been the Company’s Executive Vice President since October 2006, and since 2009 has served as the Company’s Chief Information Officer. Before joining the Company, Mr. Donaghy held various executive positions at JM Family Enterprises, a private company, including Vice President of Strategic Initiatives, Vice President of Sales and Marketing and Senior Information Officer.

The preceding summary of the Donaghy Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Donaghy Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Employment Agreement, dated March 21, 2013, by and between Mr. Donaghy and the Company

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 21, 2013	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ George R. De Heer
George R. De Heer
Chief Financial Officer